SOURCE: G/O International, Inc., a Colorado corporation

G/O International, Inc. announces name change from G/O International, Inc., to G/O Business Solutions, Inc.

HOUSTON, TEXAS--(BUSINESS WIRE) - - August 8, 2006.--Today, G/O International, Inc. (OTC: BB: GOII), a Colorado Corporation ("G/O" or the "Company"), announced that effective August 1, 2006, the Company changed its name to G/O Business Solutions, Inc. by filing Amended and Restated Articles of Incorporation with the Colorado Secretary of State. In connection with the name change, the Company has requested a new ticker symbol which will be announced upon receipt. Until assignment of a new symbol, the Company's shares will trade under its current symbol ("GOII") and the Company's stock will continue to be traded on the OTC Bulletin Board. Additionally, the Company has requested and received the following new Cusip Number: 36298S 10 3.

The Company will not require mandatory exchange of old stock certificates for new stock certificates, but instead will effect such exchange upon submission.

Additional information can be obtained by contacting G/O's President, Brian Rodriguez, at (281) 290-6655.